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                                                                Exhibit 5.1






April 28, 2006


                                                       JOEL A. YUNIS
                                                       PARTNER
                                                       (212) 940-8666

                                                       E-mail Address
                                                       joel.yunis@kattenlaw.com




Atlantic Coast Entertainment Holdings, Inc.
c/o Sands Hotel & Casino
Indiana Avenue & Brighton Park
Atlantic City, NJ 08401

        RE:     Atlantic Coast Entertainment Holdings, Inc.
                Post-Effective Amendment to Form S-4 on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to Atlantic Coast Entertainment Holdings, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 612,279 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") pursuant to the exercise of outstanding warrants (the "Warrants" and together with the Shares, the "Securities"), at an exercise price of $0.01 per share, or an aggregate exercise price of $6,122.79.

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates and written statements of certain officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-110484) filed on Form S-1 with the Securities and Exchange Commission (the "Commission") on April 28, 2006, under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Warrant Agreement, dated as of July 22, 2004 (the "Warrant Agreement"), by and between the Company and the American Stock Transfer and Trust Company, as warrant agent, including the form of Warrant Certificate, governing the Warrants (iv) the Certificate of Incorporation of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; and (v) authorization by all of the Directors of the Company relating to the filing of the Registration Statement and resolutions of the Board of Directors relating thereto and to the issuance and sale of the Securities and related matters.




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        In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties, of such documents and the validity and binding effect thereof.

        Based upon and subject to the foregoing, it is our opinion that:

        1.      The issuance and sale of the Shares have been duly authorized;
                and

        2. The Shares when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

        We also note that the Securities are subject to forfeiture and certain other restrictions under certain provisions of New Jersey law as described in the Registration Statement and the Warrant Agreement and insofar as our opinions may relate to matters governed by the laws of the State of New Jersey, we have relied, without further investigation, upon the opinion of Sterns & Weinroth as local counsel, a copy of which is attached hereto.

        Our opinion expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting such laws and provisions. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                 Very truly yours,
                                 KATTEN MUCHIN ROSENMAN LLP


                                 By:  /s/ Joel A. Yunis
                                      ___________________________________
                                      A Partner





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                               STERNS & WEINROTH
                           A PROFESSIONAL CORPORATION
                               COUNSELORS AT LAW
                              50 WEST STATE STREET
                                   SUITE 1400
                                 P.O. BOX 1298
                         TRENTON, NEW JERSEY 08607-1298
                                 (609) 392-2100
                                   FACSIMILE
                                 (609) 392-7956
                               WWW.STERNSLAW.COM



                                 April 26, 2006

Katten Muchin Rosenman, LLP
575 Madison Avenue
New York, NY 10022

     RE: POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-4 (SEC FILE NUMBER 333-110484) FILED ON FORM S-1 TO UPDATE, IN ACCORDANCE WITH SECTION 10(a)(3) OF THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, THE INFORMATION CONTAINED IN THE PROSPECTUS ORIGINALLY FILED AS PART OF THAT REGISTRATION STATEMENT

Gentlemen:

     We have acted as special regulatory counsel on gaming matters in the State of New Jersey to Atlantic Coast Entertainment Holdings, Inc. ("Atlantic") and ACE Gaming, LLC ("ACE", with Atlantic, the "Companies"), in connection with the above-referenced Common Stock Registration Statement (the "Registration Statement") with respect to matters relating to the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., to regulations promulgated thereunder, N.J.A.C. 19:40-1.1 et seq. and the decisions of the Casino Control Commission thereunder ("New Jersey Gaming Laws"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Registration Statements.

     In connection with this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a)  Post Effective Amendment No. 2 to the Registration Statement;

          (b)  the Common Stock Registration Statement; and

          (c)  the Certificate of Incorporation of Atlantic.

Katten Muchin Rosenman, LLP
April 26, 2006
Page 2

     We have also examined such other documents as we have considered necessary or appropriate under the circumstances to render the opinions below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity and completeness to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     In rendering the opinion below, the scope of our review has been limited to a review of the New Jersey Gaming Laws. We do not hold ourselves out as experts in and express no opinion as to the laws of any state or jurisdiction other than New Jersey Gaming Laws. Accordingly, this opinion is confined to such matters as are governed by New Jersey law.

     Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions hereinafter set forth, it is our opinion that the provisions contained in section EIGHTH of the Certificate of Incorporation of Atlantic regarding redemption of the securities of the Corporation are required by the New Jersey Gaming Laws and such provisions and restrictions are accurately described in the Registration Statement.


     (a) We express no opinion herein with regard to any authorizations, consents, or approvals of the Commission which may be required in connection with the consummation of the transactions contemplated by the Registration Statement.

     (b) In acting as special gaming counsel for the Companies, we have represented them on specific matters referred to us from time to time, but we have not represented the Companies generally. We have made no independent investigation of their files, nor have we made independent inquiries in connection with this opinion as to factual matters.

     (c) We do not hold ourselves as experts in and express no opinion as to the laws of any state or jurisdiction other than the laws of the State of New Jersey. In rendering the opinions set forth herein, the scope of our review has been limited to our review of the New Jersey Casino Control Act and the regulations thereunder.

     (d) Our opinions set forth herein are based and rely upon the current state of the law, and in all respects are subject to and may be limited by new legislation and Commission regulations, as well as by developing administrative and case law.

     (e) We assume no obligation to update or supplement our opinions set forth herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.
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Katten Muchin Rosenman, LLP
April 26, 2006
Page 3


     (f) This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated. This letter is solely for your benefit in connection with the transactions referred to above. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished to or used by any other person or entity, and no other person or entity shall be entitled to rely upon the opinions herein expressed.



                                             Very truly yours,

                                             /S/ Paul M. O'Gara
                                             -------------------
                                             STERNS & WEINROTH
                                             A Professional Corporation